Exhibit 99

PRESS RELEASE

MACKINAC FINANCIAL CORPORATION REPORTS STRONG RESULTS FOR THE 2012
THIRD QUARTER AND NINE MONTH PERIODS

For Release:	November 1, 2012
Nasdaq:	MFNC
Contact:	Ernie R. Krueger, (906) 341-7158 /ekrueger@bankmbank.com
Website:	www.bankmbank.com

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced third quarter 2012 income of $.897 million or $.19 per share compared to net income of $.707 million, or $.21 per share for the third quarter of 2011. Nine month 2012 operating results totaled $5.536 million, or $1.44 per shares, which included a $3.0 million valuation adjustment to the deferred tax asset.  Operating results excluding the deferred tax asset for the first nine months of 2012 totaled $2.536 million or $.66 per share compared to $1.566 million or $.46 per share for the same period in 2011. The Corporation’s subsidiary mBank recorded net income of $1.329 million for the quarter and $3.577 million, excluding the valuation adjustment to deferred taxes, for the first nine months of this year compared to $2.439 million for the same period in 2011.

Total assets of the Corporation at September 30, 2012 were $551.117 million, up 10.53% from the $498.598 million reported at September 30, 2011 and up 10.60% from the $498.311 million of total assets at year-end 2011.

Some highlights for the first nine months of 2012 results include:

•                  Consummation of a common stock rights offering and the investment by Steinhardt Capital Investors, LLLP with the issuance of 2,140,178 shares for net proceeds of $11.500 million.

•                  New loan production of $145 million which encompasses all types of originations. Balance sheet growth equated to $32.7 million this fiscal year and $42 million from the third quarter of 2011.

•                  Continued success with the sale of SBA and USDA loan guarantees with sales generating $1.126 million for the first 9 months of the year.

•                  Continued core deposit growth of $24 million from 2011 year end

•                  Nine month secondary mortgage loan income of $.844 million, compared to $.394 million in the same period of 2011.

•                  Improved net interest margin at 4.19% compared to 3.95% for the first nine months of 2011.

•                  Improved credit quality with a Texas Ratio of 11.26% compared to 24.28% one year ago, with nonperforming assets of $8.801 million in 2012 compared to $14.885 million a year ago.

•                  Opening of our new standalone Escanaba branch banking center relocated from an in-store Menards location in August, and also the opening of our new loan production office in Traverse City in September. Both locations are considered core commerce center hubs of their respective markets, where we feel additional client generation avenues will yield long term benefits to maximize the Corporation’s value.

Loan Production

Total loans at September 30, 2012 were $433.958 million, a 10.73% increase from the $391.903 million at September 30, 2011 and up $32.712 million from year-end 2011 total loans of $401.246 million.  The Corporation had total loan production for all loan types of $145 million in the first nine months of this year.  Comprising the total production were $73 million in commercial loans, and $72 million in consumer, $67 million of which were mortgages.  The Upper Peninsula continues to drive a large majority of the new originations, totaling $93 million, with Southeast Michigan production of $27 million, and the Northern Lower Peninsula with $25 million.  Commenting on new loan opportunities, Kelly W. George, President and Chief Executive Officer of mBank, stated, “We are extremely pleased with our success in loan production thus far in 2012. Our loan production has been all encompassing, including new home purchases and refinances, small business expansion and working capital advances, and also a fair amount of loan relationships we have been able to procure from some of our competition. Our balance sheet growth would have been greater considering our production, but we are still experiencing unexpected large loan pay downs as a result of excess cash flow from some of our stronger commercial credits and we have also had some loans that exited the bank due to competitive pricing or loan structures that we felt did not adhere to our policy standards and credit culture. In addition to the $434 million in balance sheet loans, we also have $60 million of SBA/USDA loans and $78 million of secondary market mortgage loans that we have sold but retain servicing on that respectively adds to our totals loans under management of $572 million. The servicing of these loans also provides another source of sustained noninterest income.”

Secondary Market Mortgage Lending

The Corporation made a concentrated effort several years ago to augment this line of business through some key personnel additions and technology enhancements.  These efforts appear to be making a strong foothold as the Corporation is well ahead of 2011 in terms of secondary market mortgage loans produced and sold. Thus far in 2012, the Corporation produced $45.6 million in secondary market mortgage loans compared to $21.6 million in the 2011 nine month period. Gains and fees from secondary mortgage activity totaled $.844 million in 2012 compared to $.394 million in 2011.  In addition, the Corporation also received $.121 million in fees on its secondary market servicing portfolio.

SBA/USDA Program Lending

The Corporation continues to have success in this line of business as in years past with 2012 nine month gains from sales of SBA/USDA guaranteed loan balances amounting to $1.126 million compared to $1.469 million in 2011. Total SBA/USDA loans equated to $19.370 million for the first 9 months of this year compared to $23.806 million in 2011.  The servicing of this portfolio generates an additional $.269 million in income for the Corporation.

Nonperforming Loans / Assets

Nonperforming loans totaled $5.290 million, 1.23% of total loans at September 30, 2012 compared to $9.673 million, or 2.47% of total loans at September 30, 2011 and down $2.703 million from December 31, 2011.  Nonperforming assets were reduced by $6.084 million from a year ago and stood at 1.60% of total assets equating to $8.801 million.  Total loan delinquencies resided at 1.00% or $4.320 million, almost solely made up of non-accrual commercial loans.  George, commenting on credit quality, stated, “We are pleased with our continued reduction in the level of nonperforming assets and the overall payment performance on our total loan portfolio which has shown steady improvement since the peak of the economic downturn late in 2008.  Our current level of nonperforming assets and associated costs are now more in line with a normal business climate and we annually evaluate the underlying collateral of these assets to maintain appropriate carrying values until disposition. We continue to diligently pursue final resolution of our remaining nonperforming assets and are extremely proactive with customers that may be experiencing some financial stress in order to mitigate new problem assets.”

Margin Analysis

Net interest margin in the first nine months of 2012 increased to $14.712 million, at 4.19%, compared to $13.028 million, or 3.95%, in the same period in 2011.  The interest margin increase was largely due to decreased funding costs.  George, commenting on margin items, stated, “We expect some margin pressure in future periods from a national economic policy that fosters a low interest rate environment. This has limited investment options and reduced our loan portfolio yields in this prolonged economic cycle.  We are experiencing pressure from existing borrowers and with new credit opportunities for longer fixed rate terms and lower variable rate floors. Our challenge is to continue growing our loan portfolio with a balance of fixed and variable rates structured to mitigate long term interest rate risk when an upward movement begins to occur.”

Deposits

Total deposits of $439.363 million at September 30, 2012 increased 8.47% from deposits of $405.058 million on September 30, 2011.  Total deposits on September 30, 2012 were up $34.574 million from year-end 2011 deposits of $404.789 million.  The overall increase in deposits for the nine months of 2012 is comprised of an increase in noncore deposits of $10.798 million and increased core deposits of $23.776 million. George, commenting on core deposits, stated, “In 2012 we have continued to experience a good  core deposit growth, though lower than in previous years, partially due to proactive rate reductions on deposit products that led to some balance reductions from price driven deposit customers. Our balance sheet liquidity is strong, and we have been able to fund the majority of our balance sheet growth with core deposits.”

Noninterest Income/Expense

Noninterest income, at $3.060 million in the first nine months of 2012, increased $.129 million from the same period in 2011 which totaled $2.931 million. The largest driver of noninterest income in 2012 was secondary market mortgage activities and gains from SBA/USDA loan sales. Income from secondary mortgage activities totaled $1.136 million in 2012 compared to $.694 million in 2011.  SBA/USDA loan sale gains were behind 2011 with year to date gains of $1.126 million compared to 2011 gains of $1.469 million.

Noninterest expense, at $12.408 million in the first nine months of 2012, increased $.659 million, or 5.61% from the same period in 2011.  Increased expenses were noted in data processing, professional services associated with the divesture auction of our TARP securities and nominal employment costs. The FDIC premiums were reduced by 53.11% in the first nine months of 2012 to $.354 million down from $.755 million in the same period in 2011. George commenting on areas of increased expenses, “We are diligent in our efforts to manage our operating expenses that has been increasingly challenging due to increased overall costs associated with the banking climate, along with an ever changing need for upgrading our technology to stay ahead and thwart cyber/internet fraud while maintaining operational efficiencies.”

Capital

In August, the Corporation consummated the common stock rights offering and the capital investment by Steinhardt Capital Investors, LLLP with the issuance of 2,140,178 shares of common stock for $11.500 million. Total shareholders’ equity at September 30, 2012 totaled $72.945 million, compared to $55.479 million on September 30, 2011, an increase of $17.466 million, or 31.48%.  Book value of common shareholders’ equity was $11.14 per share at September 30, 2012 compared to $13.05 per share at September 30, 2011 and compared to $46.148 million, or $12.97 per share on December 31, 2011. The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 11.93% and 9.26% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer, concluded, “We are proud of our operating results thus far in 2012. We have continued our great success in the generation of new loans and have been able to grow our balances during extremely challenging times. We expect to close the year strong since our pipeline is robust with both balance sheet and secondary market loans. Looking forward, we are positioned well for expansion with our recent capital raise of $11.5 million from our rights offering and the investment from the Steinhardt family. This new capitalization and the access to the capital and the funding that accompany an association with the Steinhardts will be significant catalysts in the execution of our long-term strategic plan for franchise growth and increasing shareholder value.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $550 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan.  The Corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	September 30,	December 31,	September 30,
(Dollars in thousands, except per share data)	2012	2011	2011
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$551,117	$498,311	$498,598
Loans	433,958	401,246	391,903
Investment securities	42,476	38,727	37,022
Deposits	439,363	404,789	405,058
Borrowings	35,925	35,997	35,997
Common Shareholders’ Equity	61,945	44,342	44,613
Shareholders’ equity	72,945	55,263	55,479

Selected Statements of Income Data (nine months and year ended):
Net interest income	$14,712	$17,929	$13,028
Income before taxes and preferred dividend	4,569	3,316	3,210
Net income	5,536	1,452	1,566
Income per common share - Basic	1.44	.42	.46
Income per common share - Diluted	1.39	.41	.45
Weighted average shares outstanding	3,857,002	3,419,736	3,419,736
Weighted average shares outstanding- Diluted	3,976,852	3,500,204	3,503,347

Three Months Ended:
Net interest income	$4,930	4,901	4,709
Income before taxes and preferred dividend	1,562	105	1,355
Net income	897	(114)	707
Income per common share - Basic	.19	(.03)	.21
Income per common share - Diluted	.18	(.03)	.20
Weighted average shares outstanding	4,722,029	3,419,736	3,419,736
Weighted average shares outstanding- Diluted	4,858,215	3,480,347	3,509,581

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.19%	4.06%	3.95%
Efficiency ratio	67.07	68.43	68.73
Return on average assets	1.42	.30	.43
Return on average common equity	15.21	3.30	4.81
Return on average equity	12.41	2.66	3.85

Average total assets	$520,387	$489,539	$490,293
Average common shareholders’ equity	48,604	43,940	43,563
Average total shareholders’ equity	59,582	54,561	54,340
Average loans to average deposits ratio	98.90%	98.05%	96.96%

Common Share Data at end of period:
Market price per common share	$7.60	$5.42	$5.46
Book value per common share	$11.14	$12.97	$13.05
Common shares outstanding	5,559,914	3,419,736	3,419,736

Other Data at end of period:
Allowance for loan losses	$5,186	$5,251	$5,838
Non-performing assets	$8,801	$11,155	$14,885
Allowance for loan losses to total loans	1.20%	1.31%	1.49%
Non-performing assets to total assets	1.60%	2.24%	2.99%
Texas ratio	11.26%	18.43%	24.28%

Number of:
Branch locations	11	11	11
FTE Employees	121	116	114

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
	2012	2011	2011
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$31,403	$20,071	$30,122
Federal funds sold	16,002	13,999	12,000
Cash and cash equivalents	47,405	34,070	42,122

Interest-bearing deposits in other financial institutions	10	10	10
Securities available for sale	42,476	38,727	37,022
Federal Home Loan Bank stock	3,060	3,060	3,060

Loans:
Commercial	329,891	311,215	312,678
Mortgage	93,446	83,106	72,379
Consumer	10,621	6,925	6,846
Total Loans	433,958	401,246	391,903
Allowance for loan losses	(5,186)	(5,251)	(5,838)
Net loans	428,772	395,995	386,065

Premises and equipment	10,744	9,627	9,507
Other real estate held for sale	3,511	3,162	5,212
Deferred Tax Asset	9,670	8,427	8,349
Other assets	5,469	5,233	7,251

TOTAL ASSETS	$551,117	$498,311	$498,598

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$62,306	$51,273	$53,736
NOW, money market, interest checking	152,286	152,563	157,596
Savings	15,783	14,203	15,618
CDs<$100,000	142,125	130,685	119,893
CDs>$100,000	25,390	23,229	24,138
Brokered	41,473	32,836	34,077
Total deposits	439,363	404,789	405,058

Borrowings	35,925	35,997	35,997
Other liabilities	2,884	2,262	2,064
Total liabilities	478,172	443,048	443,119

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - 11,000 shares	11,000	10,921	10,866
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 5,559,914, 3,419,736 and 3,419,736 shares respectively	55,047	43,525	43,525
Retained earnings	6,028	492	607
Accumulated other comprehensive income	870	325	481

Total shareholders’ equity	72,945	55,263	55,479

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$551,117	$498,311	$498,598

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,803	$5,584	$17,256	$15,918
Tax-exempt	28	35	90	114
Interest on securities:
Taxable	226	304	728	878
Tax-exempt	6	7	20	21
Other interest income	41	26	96	89
Total interest income	6,104	5,956	18,190	17,020

INTEREST EXPENSE:
Deposits	1,011	1,091	2,986	3,541
Borrowings	163	156	492	452
Total interest expense	1,174	1,247	3,478	3,993

Net interest income	4,930	4,709	14,712	13,027
Provision for loan losses	150	400	795	1,000
Net interest income after provision for loan losses	4,780	4,309	13,917	12,027

OTHER INCOME:
Deposit service fees	155	180	538	616
Income from secondary market loans sold	320	195	844	394
SBA/USDA loan sale gains	506	283	1,126	1,469
Mortgage servicing income	92	300	292	300
Other	76	48	260	152
Total other income	1,149	1,006	3,060	2,931

OTHER EXPENSE:
Salaries and employee benefits	2,063	1,811	6,041	5,441
Occupancy	370	334	1,050	1,048
Furniture and equipment	213	197	660	612
Data processing	253	177	739	532
Professional service fees	210	165	700	550
Loan and deposit	195	288	674	719
Writedowns and losses on other real estate held for sale	265	296	450	728
FDIC insurance assessment	36	215	354	755
Telephone	56	51	168	160
Advertising	96	93	292	292
Other	610	333	1,280	912
Total other expenses	4,367	3,960	12,408	11,749

Income before provision for income taxes	1,562	1,355	4,569	3,209
Provision for income taxes	528	455	(1,458)	1,071

NET INCOME	1,034	900	6,027	2,138

Preferred dividend and accretion of discount	137	193	491	573

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$897	$707	$5,536	$1,565

INCOME PER COMMON SHARE:
Basic	$.19	$.21	$1.44	$.46
Diluted	$.18	$.20	$1.39	$.45

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2012	2011	2011
	(Unaudited)	(Unaudited)	(Audited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$88,505	$75,391	$62,567
Hospitality and tourism	36,950	33,306	33,867
Real estate agents and managers	12,336	10,617	16,433
Lessors of nonresidential buildings	12,326	16,499	19,771
Other	158,017	155,657	166,497
Total Commercial Loans	308,134	291,470	299,135

1-4 family residential real estate	86,643	77,332	78,759
Consumer	10,621	6,925	6,268
Construction
Commercial	21,757	19,745	—
Consumer	6,803	5,774	7,741

Total Loans	$433,958	$401,246	$391,903

Credit Quality (at end of period):

	September 30,	December 31,	September 30,
	2012	2011	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$3,122	$5,490	$5,954
Loans past due 90 days or more	—	—	—
Restructured loans	2,168	2,503	3,719
Total nonperforming loans	5,290	7,993	9,673
Other real estate owned	3,511	3,162	5,212
Total nonperforming assets	$8,801	$11,155	$14,885
Nonperforming loans as a % of loans	1.22%	1.99%	2.47%
Nonperforming assets as a % of assets	1.60%	2.24%	2.99%
Reserve for Loan Losses:
At period end	$5,186	$5,251	$5,838
As a % of average loans	1.24%	1.35%	1.19%
As a % of nonperforming loans	98.03%	65.69%	60.35%
As a % of nonaccrual loans	166.11%	95.65%	98.05%
Texas Ratio	11.26%	18.43%	24.28%

Charge-off Information (year to date):
Average loans	$417,159	$388,115	$385,391
Net charge-offs	$860	$3,662	$1,775
Charge-offs as a % of average
loans, annualized	.28%	.94%	.62%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
BALANCE SHEET (Dollars in thousands)

Total loans	$433,958	$419,453	$414,402	$401,246	$391,903
Allowance for loan losses	(5,186)	(5,083)	(5,382)	(5,251)	(5,838)
Total loans, net	428,772	414,370	409,020	395,995	386,065
Total assets	551,117	524,366	506,496	498,311	498,598
Core deposits	372,500	357,933	355,186	348,724	346,843
Noncore deposits (1)	66,863	67,448	56,902	56,065	58,215
Total deposits	439,363	425,381	412,088	404,789	405,058
Total borrowings	35,925	35,997	35,997	35,997	35,997
Common shareholders’ equity	61,945	49,352	45,119	44,342	44,613
Total shareholders’ equity	72,945	60,352	56,095	55,263	55,479
Total shares outstanding	5,559,914	3,419,736	3,419,736	3,419,736	3,419,736
Weighted average shares outstanding	4,722,029	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$545,788	$511,681	$503,412	$487,304	$497,333
Loans	424,461	422,887	404,048	396,197	397,665
Deposits	439,327	452,655	409,250	390,940	403,957
Common Equity	56,327	44,927	44,469	44,325	44,105
Equity	67,327	55,915	55,418	55,219	54,998

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,930	$5,019	$4,763	$4,901	$4,709
Provision for loan losses	150	150	495	1,300	400
Net interest income after provision	4,780	4,869	4,268	3,601	4,309
Total noninterest income	1,149	1,305	606	725	1,006
Total noninterest expense	4,367	4,207	3,834	4,221	3,960
Income before taxes	1,562	1,967	1,040	105	1,355
Provision for income taxes	528	(2,335)	349	27	455
Net income	1,034	4,302	691	78	900
Preferred dividend expense	137	161	193	192	193
Net income (loss) available to common shareholders	$897	$4,141	$498	$(114)	$707

PER SHARE DATA

Earnings	$.19	$1.21	$.15	$(.03)	$.21
Book value per common share	11.14	14.43	13.19	12.97	13.05
Market value, closing price	7.60	5.99	7.00	5.42	5.46

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.22%	1.28%	1.65%	1.99%	2.47%
Nonperforming assets/total assets	1.60	1.70	2.04	2.24	2.99
Allowance for loan losses/total loans	1.20	1.21	1.30	1.31	1.49
Allowance for loan losses/nonperforming loans	98.03	94.57	78.49	65.69	60.35
Texas ratio (2)	11.26	13.59	16.84	18.43	24.28

PROFITABILITY RATIOS

Return on average assets	.65%	3.21%	.40%	(.09)%	.56%
Return on average common equity	6.33	36.57	4.53	(1.02)	6.35
Return on average equity	5.29	29.39	3.62	(.82)	5.10
Net interest margin	4.10	4.30	4.17	4.38	4.14
Efficiency ratio	67.29	63.61	71.01	69.04	67.39
Average loans/average deposits	96.62	101.50	98.73	101.34	98.44

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	11.93%	10.16%	9.95%	10.08%	9.73%
Tier 1 capital to risk weighted assets	14.02	12.87	11.55	11.62	11.65
Total capital to risk weighted assets	15.15	14.12	12.80	12.87	12.97
Average equity/average assets	12.34	10.93	11.01	11.33	11.06
Tangible equity/tangible assets	13.36	11.51	11.01	11.33	11.06

(1)  Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

(2) Texas ratio equals nonperforming assets divided by shareholders' equity plus allowance for loan losses

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS